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EXHIBIT 32.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of FemOne, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Raymond Grimm, Jr., Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



By:  /s/ Raymond Grimm, Jr.
     --------------------------
Name:    Raymond Grimm, Jr.

Title:   Chief Executive Officer
Date:    November 15, 2004


By:  /s/ Raymond Grimm, Jr.
     --------------------------
Name:    Raymond Grimm, Jr.

Title:   Chief Financial Officer
Date:    November 15, 2004